EXHIBIT 10.1

EXECUTION COPY

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "First Amendment") dated as of March 16, 2005 between WESBANCO, INC., a West Virginia corporation (the "Borrower"), and SUNTRUST BANK, a Georgia banking corporation (the "Lender").

WITNESSETH:

WHEREAS, the Borrower and the Lender have entered into that certain Revolving Credit Agreement dated as of July 30, 2004 pursuant to which the Lender has established a two year $35,000,000 committed line of credit for loans (as so amended, the "Agreement"); and

WHEREAS, the Borrower and the Lender have agreed, on the terms and conditions as hereinafter set forth, to amend the Agreement as hereinafter set forth;

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

§2. Amendments to Agreement. The Agreement is hereby amended by:

A. Section 1.1 is hereby amended by deleting the existing definition of "Applicable Margin" and substituting the following therefor:

"Applicable Margin" shall mean, as of any date, with respect to all Revolving Loans outstanding on such date, the percentage per annum determined by reference to the applicable Tangible Net Worth to Total Tangible Assets Ratio in effect on such date, as follows:

Tangible Net Worth/
Total Tangible Assets Ratio   Applicable Margin

>8.00%      0.90% p.a.

>7.00% ≤ 8.00%     1.00% p.a.

>6.75% ≤ 7.00%     1.10% p.a.

>6.25% ≤ 6.75%     1.20% p.a.

>6.00% ≤6.25%     1.30% p.a.

≥5.75% ≤6.00%     1.40% p.a.

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A change in the Applicable Margin resulting from a change in the Tangible Net Worth to Total Tangible Assets Ratio shall be effective on the first day of the calendar month after the Lender has determined that such ratio has changed.

B. Section 6.1 is hereby amended by deleting the existing language in its entirety and substituting the following therefor:

Section 6.1. Tangible Net Worth to Total Tangible Assets Ratio. The Borrower on a consolidated basis will maintain at all times a ratio of Tangible Net Worth to Total Tangible Assets of not less than 6.00%; provided, that once during the Availability Period for a period of not more than 120 consecutive days, this ratio may be less than 6.00% but not less than 5.75%.

C. Section 6.5 is hereby amended by deleting the existing language in its entirety and substituting the following therefor:

Section 6.5.  Allowance for Loan and Lease Losses to Total Loans. The Borrower on a consolidated basis will maintain at all times an Allowance for Loan and Leases Losses equal to or greater than 1.00% of Total Loans (excluding loans held for sale).

§3. Waiver. The Borrower has informed the Lender that as a result of the acquisition of Winton Financial Corporation, it is not in compliance with Section 6.5 on and as of the date of this First Amendment. The Lender hereby waives compliance with Section 6.5 from January 1, 2005 to the date of this First Amendment and the effect of any such non-compliance. However, this waiver shall not operate as a waiver of any right, power or remedy of the Lender, nor constitute a waiver of any other provision of the Agreement nor extend to any subsequent violation of Section 6.5.

§4. Conditions Precedent. This First Amendment shall become effective upon the receipt by the Lender of this First Amendment duly executed by the Borrower.

§5. Representations and Warranties. The Borrower represents and warrants, on and as of the date of this First Amendment, that:

(a) The execution and delivery by Borrower of this First Amendment are within the corporate authority of Borrower, have been duly authorized by all requisite shareholder and corporate action on the part of Borrower and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or by-laws of Borrower, or any indenture, material agreement or other material instrument to which Borrower is a party or by which Borrower or any of its properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, material agreement or other material instrument. This First Amendment has been duly executed by the Borrower.

(b) The Agreement, as amended by this First Amendment, remains in full force and effect and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights.

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(c) No Event of Default or Unmatured Event of Default is outstanding after giving effect to this First Amendment.

§6.	Miscellaneous Provisions.

(a) Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Agreement, as hereby amended, effective as of the date hereof.

(b) Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.

(c) Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF VIRGINIA.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this First Amendment as of the date first above written.

WESBANCO, INC.

By /s/ Robert H. Young
Name: Robert H. Young
Title: Executive V/P - Chief Financial Officer

SUNTRUST BANK

By /s/ Douglas F. Jenkins, Jr.
Name: Douglas F. Jenkins, Jr.
Title: Vice President

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